Exhibit 4.3

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH AN EXEMPTION THEREUNDER.

                           Date:  _________  __, 200_

            Void after 6:00 p.m. Eastern Time on the Expiration Date


               WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK

                                       OF

                               NEXGEN VISION, INC.


     This Is To Certify That, FOR VALUE RECEIVED, ________________, and his successors and assigns (collectively, "Holder"), is entitled to purchase, subject to the provisions of this Warrant ("Warrant") from NexGen Vision, Inc., a Delaware corporation (the "Company"), ____________________ (_______) fully paid, validly issued and non-assessable shares of Class A Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at an exercise price of $3.00 per share, at any time or from time to time during the period (the "Exercise Period") beginning on the earlier of (i) the effective date of a registration statement covering the shares of Common Stock or (ii) one year from the date of this Warrant, and ending 6:00 p.m. Eastern Standard Time two (2) years thereafter (the "Expiration Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The Common Stock, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of the Common Stock hereunder in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."


     (1) EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal office or to the Company's warrant agent, if any has been so appointed, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier's check, for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance

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of  the  Warrant  Shares purchasable thereunder.  Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Stock shall not then be physically delivered to the Holder.

     (2) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the  Warrants.

     (3) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If more than one Warrant shall be exercised at one time by the Holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of full shares issuable upon such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the average bid and asked prices of the Common Stock on the last available date for which quotations are available immediately preceding the date of exercise of this Warrant, if the bid and asked prices are not so reported, then the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (4) EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company or its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

     (5) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein and in any warrant agreement entered into by and between the Company and a warrant agent with respect to the Warrants. In the event the Company enters into a warrant agreement with a warrant agent, the terms of the Warrant shall be embodied in the warrant agreement; and the acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement, upon such terms and conditions mutually agreeable between the Company and any such warrant agent, provided such warrant agreement

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

does not adversely affect any of the rights of the Holder, as set forth in this Warrant.

     (6)  ANTI-DILUTION  PROVISIONS.

          (a) STOCK DIVIDENDS, SPLITS, COMBINATIONS, ETC. In case the Company shall at any time after the date of this Warrant (i) declare a dividend, or make a distribution, on the outstanding Common Stock in shares of its capital stock,
(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case, the number and kind of shares of Common Stock receivable upon exercise of this Warrant, in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, or reclassification, shall be proportionately increased or decreased, as the case may be, so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6(a), then the Exercise Price shall also be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction (A) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (B) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) REORGANIZATION, CONSOLIDATION, MERGER, ETC. In the case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or if the Company (or any other such corporation) shall consolidate with or merge into another corporation or covey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided for in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such combination.

          (c) EXTRAORDINARY DIVIDENDS. In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than dividends payable in shares of Common Stock), or subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 6(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders

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

entitled to receive such distribution by a fraction, the numerator of which shall be the current Exercise Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (d) DE MINIMIS EXCEPTION. No adjustment in the Exercise Price shall be required if such adjustment is less than $.01; provided, however, that any
                                                     --------  -------
adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest one-thousandth of a share, as the case may be.

          (e) DATE OF ISSUANCE. In any case in which this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to any Holder who exercised any Warrants after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment.

          (f) ADJUSTMENT TO NUMBER OF SHARES. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 6(c) hereof, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of a Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

          (g) NOTICE OF ADJUSTMENTS. Whenever there shall be an adjustment as provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by overnight courier, to the Holder, at its principal office, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent any error.

          (h) OUTSTANDING OPTIONS/WARRANTS. No adjustment in the Exercise Price shall be required in the case of the issuance of any and all shares of Common Stock upon exercise of any options, warrants or convertible securities outstanding on or before the date hereof.

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

          (i) ADJUSTMENTS AT BELOW PAR VALUE. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the Common Stock issuable upon exercise of this Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such the Company at such adjusted Exercise Price.

     (7) INVESTMENT REPRESENTATION. By accepting this Warrant, the Holder acknowledges that it is being taken for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant and such Warrant may only be transferred, subject to compliance with the legend set forth on the first page of this Warrant Certificate. Unless the shares issuable upon the exercise of this Warrant are registered under the Securities Act of 1933, as amended (the "Act"), the Holder, upon exercise of this Warrant will be required to provide the Company with an investment letter and the certificates representing such shares will contain a legend to the effect that the Holder may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Act have been complied with and unless the Company has received an opinion of counsel that such registration is not required.

     (8) REGISTRATION RIGHTS. The Warrant Shares issuable upon the exercise of this Warrant are the subject of certain registration rights granted by the Company to the Holder as more specifically set forth in the Registration Rights Agreement which was executed by each of the Company and Holder in connection with this Warrant.

     (9)  REDEMPTION.

          (a) Commencing upon exercisability of this Warrant, the Company shall have the right, on not less than 10 nor more than 30 days notice given prior to the date specified for Redemption (the "Redemption Date") at any time to redeem the then outstanding Warrants at $.01 per Warrant (the "Redemption Price"), provided that the Market Price of the Common Stock shall equal or exceed the "Target Price" with respect to the class of Warrants as to which the Company is exercising its right of redemption. The "Target Price" shall mean $3.75 subject to adjustment as provided in Section 6. Market Price for the purpose of this
Section 9 shall mean, if the Common Stock is listed on the OTC-BB, the Nasdaq Stock Market or the New York or American Stock Exchange or Pacific Exchange, the last reported sales price (or, if no sale is reported on any such trading day, the average of the closing bid and asked prices) on the principal market for the Common Stock or, if the Common Stock is not so listed or traded, the average of the last reported bid prices of the Common Stock, during the 20 trading days ending within three days of the date the Warrants are called for redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, not later than five business days (or such longer period to which the Placement Agent may consent) after the date the Warrants are called for redemption. The Company reserves the right to redeem less than all of the Warrants on a first-come first-redeemed basis.

          (b) If the conditions set forth in Section 9(a) of this Agreement are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail the notice of redemption referred to in said Section 9(a) to each of

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the  Holders  of  the Warrants to be redeemed, first class, postage prepaid, not earlier than the 60th day nor later than the 30th day before the date fixed for redemption, at their last addresses as shall appear on the records maintained pursuant to Section 10 of this Warrant. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice.

          (c)  The  notice of redemption shall specify (i) the Redemption Price,
(ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price to be paid, and (iv) that the right to exercise the Warrants shall terminate at 6:00 p.m. (Eastern Standard Time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (A) to whom notice was not mailed or (B) whose notice was defective. An affidavit of an officer of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (d) If any Warrants shall have been redeemed, any right to exercise a Warrant shall terminate at 6:00 p.m. (Eastern Standard Time) on the business day immediately preceding the Redemption Date. After such time, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price without interest, subject to the provisions of applicable laws relating to the treatment of abandoned property. In the event that the Warrants or the underlying Common Stock shall not be subject to a current and effective registration statement under the Securities Act, as amended, at any time subsequent to the date the Warrants are called for redemption, the notice of redemption shall not be effective and shall be deemed for all purposes not to have been given. Nothing in the preceding sentence shall be construed to prohibit or restrict the Company from thereafter calling the Warrants for redemption in the manner provided for, and subject to the provisions of, this Section 9.

          (e) From and after the Redemption Date with respect to the Warrants, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

          (f) Notwithstanding any other provision of this Agreement, the Company shall not call the Warrants for redemption unless there is, at the time the Warrants are called for redemption, a current and effective registration statement or a post-effective amendment to the registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants.

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
     (10) NOTICES. The Company agrees to maintain a ledger of the ownership of this Warrant (the "Ledger"). All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telex or three (3) days after being mailed, postage prepaid, in the case of the Company to NexGen Vision, Inc., 1535 Oak Industrial Lane, Suite F, Cumming, GA 30041, Attention: Chief Financial Officer, and in the case of the Holder to the address set forth in the Ledger, or to such other address as such party shall have specified by notice to the other party in accordance with this Section 10. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

     (11) DEFINITION. The "Current Market Price" shall mean the price of the Company's Common Stock determined as of the last business day for which the prices or quotes below are available: (i) the closing price of the Company's Common Stock appearing on a national securities exchange if the principal market for such Common Stock is such an exchange, or if not listed or if such exchange is not the principal market, appearing on the Nasdaq Stock Market ("Nasdaq"), Bulletin Board Exchange, or Over-the-Counter Bulletin Board ("OTC-BB"), as the case may be, provided, however, if no such closing price is reported, the average bid and asked price listed for the Company's Common Stock shall be applied; (ii) if the principal market for Company's Common Stock is not an exchange, Nasdaq, Bulletin Board Exchange or OTC-BB, then the average bid and asked price for the Company's Common Stock as reported in the National Quotation Bureau's "pink sheets"; or (iii) if the Common Stock is not so listed as provided in subsections (i) or (ii) above, and bid and asked prices are not so reported, the "Current Market Price" shall be an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

     (12) MISCELLANEOUS. This Agreement contains the entire Agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought, provided however, that this Warrant may be amended or modified without the consent of the Holder if such amendment or modification does not adversely affect the rights of the Holder hereunder. This Agreement may be assigned by Holder in accordance with the provisions of section (7) of this Agreement. This Agreement will not be assigned by the Company and shall be interpreted under the laws of the State of New York without application to the principles of conflicts of laws.


[SEAL]                            NEXGEN  VISION,  INC.


                                  By:  ______________________________________
                                       Gary T. Lafferty, Chief Executive Officer

Dated:  _____________  __,  200_

Attest:

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